Exhibit 4.11

THIRD AMENDMENT TO CREDIT AGREEMENT

                This THIRD AMENDMENT TO CREDIT AGREEMENT dated as of December 5, 2001 (this “Amendment”), among AFFINITY GROUP, INC. (the “Borrower”), THE GUARANTORS PARTY HERETO (the “Guarantors”), THE LENDERS PARTY HERETO (the “Lenders”), FLEET NATIONAL BANK, as Administrative Agent (the “Administrative Agent”), THE PROVIDENT BANK, as Syndication Agent (the “Syndication Agent”) and BANK ONE KENTUCKY, NA, as Documentation Agent (the “Documentation Agent” and together with the Administrative Agent and the Syndication Agent, the “Agents”).

                WHEREAS, the Credit Agreement (as defined below) provides that the Lenders may make Revolving Credit and Term Loans to the Borrower, and that the Issuing Lender may issue Letters of Credit;

                WHEREAS, the Credit Parties wish to sell the eleven owned properties set forth on Schedule A hereto (the “Sale-Leaseback Properties”) to AGRP Holding Corp. or subsidiaries of AGRP Holding Corp. (collectively the "Purchasers"), pursuant to that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated as of November 1, 2001 (the “Sale-Leaseback Acquisition Agreement”) and lease those properties back from such Purchasers pursuant to eleven separate Lease Agreements each dated as of the date hereof (each a “Sale-Leaseback Lease Agreement” and collectively the “Sale-Leaseback Lease Agreements”) and Affinity Group, Inc. will oversee management of the Sale-Leaseback Properties pursuant to a Management Agreement with AGRP Holding Corp. (the "Management Agreement"; the Sale-Leaseback Acquisition Agreement, the Sale-Leaseback Lease Agreements and the Management Agreement are collectively referred to herein as the “2001 Sale-Leaseback Documents” and the transactions described in 2001 Sale-Leaseback Documents are collectively referred to herein as the “2001 Sale-Leaseback Transactions”);

                WHEREAS, AGRP Holding Corp. is a wholly-owned Subsidiary of AGI Holding Corp. and the Purchasers are, therefore, Affiliates of the Credit Parties;

                WHEREAS, the proceeds from the sale of the Sale-Leaseback Properties pursuant to the Sale-Leaseback Acquisition Agreement will be used to prepay the Term Loans as provided in the Credit Agreement as amended hereby and the Term Loan Commitments will be permanently reduced by the amount of such prepayment;

                WHEREAS, the Credit Parties have requested that certain provisions of the Credit Agreement be waived by the Lenders and the Agents to permit the Credit Parties to consummate the 2001 Sale-Leaseback Transactions;

                WHEREAS, the Credit Parties, the Lenders (including the Issuing Lender), and the Agents wish to amend the Credit Agreement to increase the amount of the total Revolving Credit Commitments and to revise certain covenants and other provisions;

                NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.             Reference to Credit Agreement.  Reference is made to the Amended and Restated Credit Agreement dated as of November 13, 1998, as amended by the First Amendment to Credit Agreement dated as of October 29, 1999 and the Second Amendment to Credit Agreement dated as of March 1, 2001, among the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as the same may be further amended and restated from time to time, the “Credit Agreement”).  Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.             Waiver and Consent.  Subject to the satisfaction of the conditions to the effectiveness of this amendment set forth in Section 5 of this Amendment, (a) the Lenders hereby consent to the Sale-Leaseback Transactions, (b) the Credit Parties, the Lenders and the Agents hereby agree to waive the restrictions on sales of material properties as set forth in Section 7.4 of the Credit Agreement with respect to the 2001 Sale-Leaseback Transactions, and (c) pursuant to Section 10.2(d), the Lenders hereby consent to the release of the Lien of the Administrative Agent, for the benefit of the Lenders, on the Real Property Assets sold by the Credit Parties in the 2001 Sale-Leaseback Transactions.

3.             Amendments.  The Credit Parties, the Lenders, the Administrative Agent and the Documentary Agent agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

(a)           The chart in clause (b) of the definition of “Applicable Margin” is hereby deleted and replaced with the chart below.

Consolidated Total Leverage Ratio	Revolving Credit Loans, Swing Loans, Term A Loans		Term B Loans
	Base Rate Loans	Eurodollar Loans	Base Rate Loans	Eurodollar Loans
Greater than or equal to 4.75 to 1	2.25%	3.50%	2.875%	4.125%
Less than 4.75 to 1 but greater than or equal to 4.25 to 1	2.00%	3.25%	2.875%	4.125%
Less than 4.25 to 1 but greater than or equal to 3.50 to 1	1.75%	3.00%	2.875%	4.125%
Less than 3.50 to 1	1.50%	2.75%	2.875%	4.125%

(b)           The definition of “Consolidated Fixed Charges Ratio” is hereby deleted and replaced with the following.

                “Consolidated Fixed Charges Ratio” means, as at any date, the ratio of (a) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (i) Debt Service for such period plus (ii) the aggregate amount of all Non-Financed Capital Expenditures made during such period plus (iii) the aggregate amount paid, or required to be paid (without duplication as between fiscal periods), in cash in respect of income, franchise and other like taxes (excluding real estate taxes) for such period (to the extent not deducted in determining Consolidated Operating Cash Flow for such period).  Notwithstanding anything to the contrary herein, amounts payable under the Camping World Incentive Management Agreements in the maximum amount not to exceed $11,000,000 shall not be included in the calculation of clause (b) above for any fiscal period.

(c)           The definition of “Consolidated Interest Expense” is hereby amended by adding the following sentence at the end of such definition,

For purposes of determining Consolidated Interest Expense with respect to any Indebtedness for any fiscal quarter in the fiscal year ending December 31, 2001, the Consolidated Interest Expense for such Indebtedness for each such fiscal quarter shall equal one fourth of the product of (i) the average of (x) the outstanding principal amount of Indebtedness as of September 30, 2001 (minus the amount of any mandatory prepayment of such Indebtedness in connection with the 2001 Sale-Leaseback Transactions, notwithstanding that such transactions occurred after such date) and (y) the outstanding principal amount of such Indebtedness as of December 31, 2001 times (ii) the per annum rate of interest applicable to such Indebtedness as of December 31, 2001.

(d)           The definition of “Debt Service” is hereby amended by adding the following sentence at the end of such definition,

For purposes of determining the principal component of Debt Service for any fiscal quarter during the fiscal year ending December 31, 2001, the amount of all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any Indebtedness for each of the first three fiscal quarters in such fiscal year shall be deemed to be equal to the amount determined for clause (a) above for the fiscal quarter ending December 31, 2001, except that "Debt Service" as used in the definition of "Excess Cash Flow" shall be the actual Debt Service of the Credit Parties for each such fiscal quarter.

(e)           Clause (c) of the definition of “Disposition” is hereby deleted in its entirety.

(f)            The first paragraph of the definition of “EBITDA” is hereby deleted and replaced with the following.

                “EBITDA” means, for any period, operating income for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated after deduction for real estate taxes but before deduction for income, franchise and other like taxes accrued during such period, Consolidated Interest Expense, depreciation, amortization, transaction costs paid in cash by the Credit Parties in connection with the 2001 Sale-Leaseback Transactions to the extent satisfactory to the Administrative Agent and any other non-cash income or charges accrued for such period (including such charges in respect of Phantom Stock Accruals) and (except to the extent received or paid in cash by the Credit Parties) income or loss attributable to equity in Affiliates for such period), excluding from the calculation of such operating income any extraordinary and unusual gains or losses during such period and excluding from the calculation of such operating income the income or loss from any Casualty Events and Dispositions.  For purposes of determining EBITDA for the any fiscal quarter in the fiscal year ending on December 31, 2001, EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to the consummation of the transactions described in the Sale-Leaseback Lease Agreements as if such transactions occurred on January 1, 2001.

(g)           The definition of "Excess Cash Flow" is hereby amended by inserting the phrase "(other than those arising from the 2001 Sale-Leaseback Transactions") after the phrase "Related Retail Sale-Leaseback Proceeds" in the third line thereof.

(h)           The definition of “Revolving Credit Commitment” is hereby amended (i) by inserting "$74,500,000" in place of "$70,000,000” in the last sentence of such definition, and (ii) by adding the following clause at the end of such definition, “subject to increase as provided in Section 2.1(e).

(i)            The definition of “Revolving Credit Lender” is hereby amended by adding the following clause at the end of such definition, “ and any increases in the Revolving Credit Commitments as provided in Section 2.1(e).”

(j)            The following definitions are hereby added to the Credit Agreement:

                                “2001 Sale-Leaseback Transaction” has the meaning set forth in the Third Amendment.

                                “Revolving Credit Maximum Amount” means $76,000,000.

                                “Third Amendment” means the Third Amendment to the Credit Agreement dated as of December 5, 2001.

                                “Sale-Leaseback Lease Agreements” has the meaning set forth in the Third Amendment.

(k)           The following Section 2.1(e) is hereby added to the Credit Agreement:

(e)           Revolving Credit Commitment Increases.

                (i)            In the event that the aggregate amount of the Revolving Credit Commitments as of December 5, 2001 is less than the Revolving Credit Maximum Amount, the Borrower shall have the right, at any time and from time to time prior to the Revolving Credit Maturity Date, by delivering written notice to the Administrative Agent, to request that the Revolving Credit Commitments be increased by an amount (an “Revolving Credit Commitment Increase”) up to but not exceeding the difference between (x) the Revolving Credit Maximum Amount and (y) the aggregate amount of the Revolving Credit Commitments as of the date of such request for an Revolving Credit Commitment Increase.

                (ii)           Upon receipt of a written request from the Borrower, the Administrative Agent shall attempt to arrange and syndicate such Revolving Credit Commitment Increase, by contacting one or more new lenders (the “New Lenders”) or one or more existing Lenders to determine whether such New Lenders desire to become parties to the Credit Agreement, and/or whether any such existing Lender desires to increase the aggregate amount of its Revolving Credit Commitment.  Each such Revolving Credit Commitment Increase shall be arranged and syndicated by the Administrative Agent, and any New Lenders shall be selected by the Administrative Agent.  The Borrower shall pay to the Administrative Agent such fees and expenses in connection with arranging and syndicating each such Revolving Credit Commitment Increase, as may be agreed by the Borrower and the Administrative Agent, to achieve a successful syndication of such Revolving Credit Commitment Increase and no portion of such fees shall be allocable to any persons other than the Administrative Agent and the New Lenders, unless otherwise agreed by the Administrative Agent.  The Administrative Agent shall have no liability to the Borrower or the Lenders if the Administrative Agent is unable to successfully arrange and syndicate any requested Revolving Credit Commitment Increase.

                (iii)          If the Administrative Agent is able to successfully arrange and syndicate any requested Revolving Credit Commitment Increase, such Revolving Credit Commitment Increase shall become effective on the date specified by the Administrative Agent (each such date being referred to a “Commitment Increase Date”) provided that (x) no Default shall exist on the Commitment Increase Date both before and after giving effect to such proposed Revolving Credit Commitment Increase; (y) the Borrower shall have paid all fees and expenses in connection with the arrangement and syndication of such Revolving Credit Commitment Increase; and (z) the Borrower shall have delivered or caused to be delivered to the Administrative Agent any certificates or other documents reasonably requested by the Administrative Agent in connection with such Revolving Credit Commitment Increase.  In the event the Administrative Agent shall be unable to successfully arrange and syndicate any requested Revolving Credit Commitment Increase within thirty days of the date of any written request by the Borrower for such Revolving Credit Commitment Increase, such request by the Borrower shall be deemed to have expired and the Administrative Agent shall have no further obligation to continue such arrangement and syndication efforts; provided that the expiration of such thirty-day period shall not limit the Borrower’s right to make one or more additional requests for an Revolving Credit Commitment Increase.

                (iv)          On each Commitment Increase Date, subject to the satisfaction of the foregoing terms and conditions, and subject to the limitations set forth in clause (v) of this Section 2.1(e):  (w) each New Lender shall enter into one or more joinder agreements or other documents in form and substance reasonably satisfactory to the Administrative Agent, and upon execution of such joinder agreements or other documents, such New Lender shall be deemed to be a “Lender” under this Agreement; (x) the Revolving Credit Commitments of the Lenders shall be adjusted to take into account the Commitments of the New Lenders and the increases, if any, of the Revolving Credit Commitments of the existing Lenders, and (y) each existing Lender who is increasing their Revolving Credit Commitments shall have returned to the Administrative Agent for cancellation its Revolving Credit Note, and the Borrower shall have executed and delivered to the Administrative Agent for the benefit of each New Lender and each existing Lender who is increasing their Revolving Credit Commitments a new Revolving Credit Note in the principal amount of such Lender’s Revolving Credit Commitment after the Revolving Credit Commitment Increase.  Each of the Lenders hereby authorizes the Administrative Agent to revise Schedule 2.1 on each Commitment Increase Date to reflect such increase without an amendment to this Agreement.

                (v)           Notwithstanding anything to the contrary set forth in this Section 2.1(e), in no event shall any Revolving Credit Commitment Increase result in (1) any increase or decrease in the amount of any Lender’s Revolving Credit Commitment without such Lender’s prior written consent, or (2) the aggregate amount of the Revolving Credit Commitments exceeding the Revolving Credit Maximum Amount.

(l)            Section 2.3(b)(vi) and the last sentence of Section 2.9(a) are hereby deleted.

(m)          The second column of the chart (Term A Loans) in Section 2.9(b) is hereby deleted and replaced by the following column:

Quarterly Date	Term A Loans
December 31, 2001	$1,190,529
March 31, June 30, September 30, and December 31, 2002	$1,309,582
March 31, June 30, September 30, and December 31, 2003	$1,785,794
March 31, 2004	$2,381,058
June 30, 2004	$1,700,226
September 30, and December 31, 2004	$0
March 31, June 30, September 30, and December 31, 2005	$0
March 31 and June 30, 2006	$0

No change is made to the third column of such chart (Term B Loans).

(n)           Section 6.2 is hereby amended to add the following clauses (d) through (e) and to renumber existing clause (d) as (f):

(d)           the occurrence of any event of default or termination under any Sale-Leaseback Agreement between a Credit Party and AGRP Holding Corp. or any of its Subsidiaries;

(e)           the occurrence of any event of default or termination under any instrument, agreement or mortgage between AGRP Holding Corp. or any of its Subsidiaries and CIBC Inc. in connection with any loan secured by a mortgage on property leased or used by any Credit Party; and

(o)           Clause (iv) of Section 7.6(a) of the Credit Agreement is hereby deleted and replaced by the following:

(iv) so long as no Default shall have occurred or be continuing or shall be caused thereby the Borrower may declare and make Restricted Junior Payments to the Holding Company in amounts equal to payments in respect of and in accordance with the Camping World Incentive Management Agreements not exceeding $15,000,000 in the aggregate since April 2, 1997; provided, that Restricted Junior Payments under this clause (iv) shall not exceed $1,000,000 for each of the 1998, 1999, 2000 and 2001 fiscal years of the Borrower and $11,000,000 for the 2002 fiscal year of the Borrower and there shall be no payments made pursuant to this clause (iv) thereafter; provided further that the following additional conditions of Section 7.6(b) must be satisfied in order for the Borrower to make the $11,000,000 payment due in April 2002,

(p)           The following Section 7.6(b) is hereby added to the Credit Agreement:

(b)           Payment of the $11,000,000 Restricted Junior Payment due in April 2002 as described in Section 7.6(a)(iv) shall be subject to satisfaction of the following conditions:

                (i)            The Credit Parties shall have delivered to the Administrative Agent and each Lender their consolidated statements of income, retained earnings and cash flows for period of twelve fiscal months ending on February 28, 2002, and the related consolidated balance sheets of the Credit Parties as at the end of such period;

                (ii)           Based on the financial statements delivered pursuant to clause (i) above, the Consolidated Operating Cash Flow of the Credit Parties for the twelve-month period ending February 28, 2002 shall not be less than $43,000,000;

                (iii)          Based on the financial statements delivered pursuant to clause (i) above, the Credit Parties shall be in compliance, to give effect to such payment on a pro forma basis as if such payment occurred on the first day of the twelve-fiscal –month period referred to in clause (i), with the following covenants:

                                (A)          the Consolidated Total Leverage Ratio of the Credit Parties shall not exceed 5.50 to 1;

                                (B)           the Consolidated Senior Leverage Ratio of the Credit Parties shall not exceed 2.50 to 1;

                                (C)           the Consolidated Fixed Charges Ratio of the Credit Parties as at February 28, 2002 shall be greater than 1.05 to 1;

provided that the Credit Parties shall calculate such covenants as of February 28, 2002 and any reference therein to any “period” or “period of four consecutive fiscal quarters” shall be deemed to be the period of twelve consecutive fiscal months ending February 28, 2002;

                (iv)          the Credit Parties shall have delivered to the Administrative Agent a certificate, substantially similar to the Compliance Certificate but incorporating the conditions specified in clauses (ii) and (iii) above in addition to those contained in the Compliance Certificate, demonstrating compliance with clauses (ii) and (iii) and such certificate shall be in form and substance satisfactory to the Administrative Agent; and

                (v)           after giving effect to any such payment, the difference between the aggregate Revolving Credit Commitments minus the aggregate Revolving Credit Exposure shall equal or exceed $15,000,000;

(q)           Section 7.9 is hereby deleted in its entirety and replaced by the following:

                (a)           Maximum Consolidated Total Leverage Ratio.  The Credit Parties will not permit the Consolidated Total Leverage Ratio at any time during any period below to exceed the ratio set opposite such period below:

Period	Ratio

December 5, 2001 through December 30, 2002	5.50 to 1

December 31, 2002 through December 30, 2003	5.00 to 1

December 31, 2003 through December 30, 2004	4.50 to 1

December 31, 2004 and at all times thereafter	4.25 to 1

                (b)           Maximum Consolidated Senior Leverage Ratio.  The Credit Parties will not permit the Consolidated Senior Leverage Ratio at any time during any period below to exceed the ratio set opposite such period below:

Period	Ratio

December 5, 2001 through March 31, 2002	2.25 to 1

April 1, 2002 through September 29, 2002	2.50 to 1

September 30, 2002 through December 30, 2002	2.25 to 1

December 31, 2002 through December 30, 2003	2.00 to 1

December 31, 2003 through December 30, 2004	1.75 to 1

December 31, 2004 and at all times thereafter	1.50 to 1

                (c)           Maximum Capital Expenditures.  The Credit Parties will not permit the aggregate amount of Capital Expenditures in any fiscal year to exceed $10,000,000.

                (d)           Maximum Consolidated Fixed Charges Ratio.  The Credit Parties will not permit the Consolidated Fixed Charges Ratio as at the last day of any fiscal quarter during any period below to less than or equal to the ratio set opposite such period below:

Period	Ratio

December 5, 2001 through December 30, 2002	1.05 to 1

December 31, 2002 and at all times thereafter	1.10 to 1

                (e)           Minimum Consolidated Operating Cash Flow.  The Credit Parties will not permit Consolidated Operating Cash Flow, for any period of four consecutive fiscal quarters most recently ended, during any of the periods set forth below to be less than the amount set opposite such period:

Period	Consolidated
Operating
Cash Flow

December 5, 2001 through December 30, 2002	$41,500,000

December 31, 2002 through December 30, 2003	$43,000,000

December 31, 2003 through December 30, 2004	$45,000,000

December 31, 2004 and at all times thereafter	$46,000,000

(r)            Schedule 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced by the Schedule 2.1 attached hereto.

(s)           All of the Schedules to the Credit Agreement prepared by the Credit Parties are hereby deleted and replaced with the Schedules designated with the corresponding Schedule number and attached hereto.

4.             No Default; Representations and Warranties, etc.  The Credit Parties hereby confirm that: (a) the representations and warranties of the Credit Parties contained in Article 4 of the Credit Agreement are true on and as of the date hereof as if made on such date; (b) the Credit Parties are in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed thereunder; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

5.             Conditions to this Amendment. This Amendment shall not become effective until the date on which each of the following conditions is satisfied or waived in writing by the Required Lenders:

(a)           Counterparts of Amendment.  The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)           Revolving Credit Notes.  The Administrative Agent shall have received for each Revolving Credit Lender whose Revolving Credit Commitment is increasing pursuant to this Amendment, a duly completed and executed promissory note for such Lender made in the principal amount of such Revolving Credit Lender’s Revolving Credit Commitment as modified hereby.

(c)           Joinder of Subsidiaries.  With respect to any Subsidiary of a Credit Party that is not a Credit Party prior to the date hereof , delivery to the Administrative Agent of the documents required by Section 6.10 of the Credit Agreement, duly executed by each such Subsidiary, together with copies of the charter and bylaws of each such Subsidiary, good standing certificates and resolutions authorizing the joinder of such Subsidiary as a party to the Loan Documents certified by the secretary of such Subsidiary.

(d)           Amendment to Pledge Agreement.  Delivery to the Administrative Agent of an amendment to the Pledge Agreement satisfactory in form and substance to the Administrative Agent signed on behalf of each party to the Pledge Agreement adding (i) the promissory note issued by AGRP Holding Corp. in the principal amount of $4,835,000 and (ii) the capital stock of any Subsidiary described in clause (c) above to the Pledged Collateral (as defined in the Pledge Agreement).

(e)           Schedules.  The Administrative Agent shall have received revised Schedules to the Credit Agreement which Schedules shall be attached hereto.

(f)            Corporate Structure.  The corporate organizational structure, capital structure and ownership of the Credit Parties, shall be as set forth on Schedules 4.12 and 4.13 annexed hereto.

(g)           Corporate Matters.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each new Credit Party, the authorization of this Amendment and the 2001 Sale-Leaseback Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the 2001 Sale-Leaseback Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(h)           Security Interests in Personal and Mixed Property.  To the extent not otherwise satisfied pursuant to the Credit Agreement, the Administrative Agent shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

(i)            Lien Searches and UCC Termination Statements.  With respect to each Credit Party, delivery to the Administrative Agent of (A) the results of a recent search, by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, in the jurisdiction deemed to be such Credit Party’s location under Article 9 of the Uniform Commercial Code which became effective on July 1, 2001 and, with respect to any Subsidiary described in clause (c) above, under Article 9 of the Uniform Commercial Code as in effect prior to such date and (B) UCC termination statements duly executed by all applicable Persons for filing in such jurisdiction as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Amendment); and

(ii)           UCC Financing Statements and Fixture Filings.  Delivery to the Administrative Agent of UCC financing statements and, where appropriate, fixture filings with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents (including any filings necessary under Article 9 of the Uniform Commercial Code which became effective on July 1, 2001 and filings against any Subsidiary described in clause (c) above);

(i)            Mortgages.  The Administrative Agent shall have received from each Credit Party:

(i)            Mortgages.  Fully executed and notarized Mortgages (each of which shall constitute an “Additional Mortgage” under the Credit Agreement and shall be referred to herein as an “Amendment Mortgage”, and collectively, the “Amendment Mortgages”), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering all of the Sale-Leaseback Properties;

(ii)           Leasehold Interests.  Copies of all Sales-Leaseback Lease Agreements;

(iii)          Landlord Consents and Estoppels.  With respect to each Sale-Leaseback Property, a Landlord Consent and Estoppel with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party;

(iv)          Matters Relating to Flood Hazard Properties.  (A) Evidence reasonably acceptable to the Administrative Agent as to whether any Sale-Leaseback Property is a Flood Hazard Property and (B) if there are any such Flood Hazard Properties, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available;

(v)           Title Insurance.  (A) ALTA mortgagee title insurance policies or unconditional commitments therefor and title updates and endorsements (the “Amendment Mortgage Policies”) issued by the Title Company with respect to the Sale-Leaseback Properties, in amounts not less than the respective amounts designated therein with respect to any particular Sale-Leaseback Properties, insuring fee simple title to, or a valid leasehold interest in, each such Sale-Leaseback Property vested in such Credit Party and assuring the Administrative Agent that the applicable Amendment Mortgages create valid and enforceable First Priority mortgage Liens on the respective Sale-Leaseback Properties encumbered thereby, subject only to a standard exceptions as may be reasonably acceptable by the Administrative Agent, which Amendment Mortgage Policies (I) shall include all endorsements for matters reasonably requested by the Administrative Agent and (II) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (B) evidence satisfactory to the Administrative Agent that such Credit Party has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Amendment Mortgage Policies and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Amendment Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Amendment Mortgages in the appropriate real estate records;

(vi)          Title Reports.  With respect to each Sale-Leaseback Property listed (and marked with an asterisk) in Schedule 4.5 annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Effective Date and satisfactory in form and substance to the Administrative Agent;

(vii)         Copies of Documents Relating to Title Exceptions.  Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Amendment Mortgage Policies or in the title reports delivered pursuant to clause (vi) above;

(viii)        Nondisturbance Agreements.  With respect to each Sale-Leaseback Property, a Nondisturbance and Attornment Agreement, in form and substance satisfactory to the Administrative Agent, with respect thereto from the mortgagee; and

(ix)           Opinions of Local Counsel.  An opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which an Sale-Leaseback Property is located with respect to the enforceability of the form(s) of Amendment Mortgages to be recorded in such state and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(j)            Environmental Reports.  The Administrative Agent shall have received reports or, if applicable, updates of reports and other information, in form, scope and substance satisfactory to the Administrative Agent, regarding environmental matters relating to the Facilities, which reports shall include a Phase I environmental assessment for each of the Facilities listed in clause (i) of Schedule 4.5 (and so identified thereon) annexed hereto which conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process E 1527-94 and a transaction screen for each of the Facilities listed in clause (ii) of Schedule 4.5 (and so identified thereon) annexed hereto which conforms to the ASTM Standard Practice for Environmental Site Assessments:  Transaction Screen Process E 1528-96.  Such reports shall be conducted by one or more environmental consulting firms reasonably satisfactory to the Administrative Agent.

(k)           Evidence of Insurance.  The Administrative Agent shall have received a certificate from the Credit Parties’ insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 6.5 is in full force and effect and that the Administrative Agent on behalf of the Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 6.5.

(l)            Necessary Governmental Authorizations and Consents.  The Credit Parties shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on Schedule 4.14 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the transactions contemplated by this Amendment, and the continued operation of the business conducted by the Borrower and its Subsidiaries, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

(m)          Compliance Certificate; Consolidated Senior and Total Leverage Ratios.  The Administrative Agent shall have received a Compliance Certificate of a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, certifying as of the date hereof compliance with (i) the Consolidated Senior Leverage Ratio does not exceed 2.25 to 1 and (ii) the Consolidated Total Leverage Ratio does not exceed 5.50 to 1, in each case for the period of four consecutive fiscal quarters ending September 30, 2001 on a pro forma basis assuming the 2001 Sale-Leaseback Transactions occurred at the beginning of such period.

(n)           Solvency Assurances.  The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower to the effect that, as of the Effective Date and after giving effect to the initial Loans hereunder, the 2001 Sale-Leaseback Transactions and to the other Transactions:

(i)            the aggregate value of all properties of the Credit Parties at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties,

(ii)           the Credit Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and

(iii)          the Credit Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable and accurately computed.

(o)           Financial Officer Certificate; Total Indebtedness; Holding Company Notes Indenture.  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying (i) compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.3 of the Credit Agreement, (ii) that the aggregate Indebtedness of the Credit Parties on the date hereof, after giving effect to the 2001 Sale-Leaseback Transactions, does not exceed $95,000,000 and (iii) that the Loans and Commitments are “Permitted Senior Indebtedness” under the Holding Company Notes Indenture including a representation that the Loans and Commitments are permitted to be incurred under, and do not violate the provisions of, the Holding Company Notes Indenture and are permitted to be secured by the assets of the Credit Parties under the Holding Company Notes Indenture and such certificate shall demonstrate in reasonable detail the basis for such certification.

(p)           Sale-Leaseback Transactions.

(i)            All conditions precedent to the consummation of the 2001 Sale-Leaseback Transactions, including those set forth in the 2001 Sale-Leaseback Transaction Documents shall have been satisfied;

(ii)           the 2001 Sale-Leaseback Transactions shall have been consummated substantially in accordance with the terms of the 2001 Sale-Leaseback Transaction Documents;

(iii)          the Administrative Agent shall have received copies of the 2001 Sale-Leaseback Transaction Documents and legal opinions relating to the 2001 Sale-Leaseback Transactions and the same shall be satisfactory to the Administrative Agent and Special Counsel and shall be in full force and effect and shall not have been amended, modified or supplemented;

(iv)          the Borrower shall have received not less than $47,475,000 in gross cash proceeds from the consummation of the 2001 Sale-Leaseback Transactions and not less than $45,375,000 of such proceeds shall constitute Net Cash Proceeds to be applied to the prepayment of the Loans and the permanent reduction of Commitments in such amount pursuant to Sections 2.10(b)(iii) and 2.10(c) of the Credit Agreement as amended hereby;

(v)           for each Sale-Leaseback Property, the Administrative Agent shall have received a copy of a real estate appraisal performed by an appraiser experienced in evaluating the fair market value of commercial property providing an appraisal of the fair market value of such property, and such appraisal shall be in form and substance satisfactory to the Administrative Agent; and

(vi)          the Administrative Agent shall have received a certificate of an officer of the Borrower to the effect that the conditions set forth in clauses (i)-(iv) above have been satisfied.

(q)           No Material Adverse Effect.  There shall have occurred no Material Adverse Effect (in the reasonable opinion of the Administrative Agent) since December 31, 2000 with respect to the Credit Parties.

(r)            Opinion of Counsel to Credit Parties.  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kaplan, Strangis and Kaplan, P.A., counsel to the Credit Parties, in the form and substance satisfactory to the Lenders and Special Counsel and covering such matters relating to the Credit Parties, this Amendment, the other Loan Documents or the 2001 Sale-Leaseback Transactions as the Required Lenders shall request including an opinion that such transactions are permitted under the Holding Company Notes Indentures and the Loans and Commitments are “Permitted Senior Indebtedness” under the Holding Company Notes Indenture and are permitted to be incurred under, and do not violate the provisions of, the Holding Company Notes Indenture and are permitted to be secured by the assets of the Credit Parties under the Holding Company Notes Indenture (and each Credit Party hereby requests such counsel to deliver such opinion).

(s)           Fees and Expenses.

(i)            The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(ii)           Each Lender who has agreed to this Amendment and executed its signature line below shall have received an amendment fee in an amount equal to 0.50% of the sum of such Lender’s Revolving Credit Commitments (prior to adjustments pursuant to this Amendment) plus the outstanding principal amount of its Term Loans (after the prepayments under Section 2.10(b)(iii) in connection with the 2001 Sale-Leaseback Transactions).

(t)            Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.

6.             Miscellaneous.

(a)           Except to the extent specifically amended or waived hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect.  Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.  The foregoing waivers shall apply solely to the provisions of the Credit Agreement specified herein for the periods and purposes specified herein.  Nothing herein shall be deemed to constitute a modification, amendment or waiver of any other term or condition of the Credit Agreement.

(b)           This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)           This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)           The Credit Parties agree to pay all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby and in connection with a review of the Collateral by Special Counsel.

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

AFFINITY GROUP, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

SUBSIDIARIES/GUARANTORS

A - B DEVELOPMENT CO.

By:	AGI PROPERTIES OF COLORADO, INC., a General Partner

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

AFFINITY BROKERAGE, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

AFFINITY ROAD AND TRAVEL CLUB, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

AGI PROPERTIES OF COLORADO, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

AGI REAL ESTATE HOLDINGS, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

CAMP COAST TO COAST, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

CAMPING REALTY, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

CAMPING WORLD, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

CWI, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CW MICHIGAN, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CW TEXAS, LP

By:	AFFINITY GROUP, INC., its General Partner

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

EHLERT PUBLISHING GROUP, INC.

By:		/s/
Name:		Mark J. Boggess
Title:		Senior Vice President

EXPOSITIONS GROUP, INC.

By:		/s/
Name:		Mark J. Boggess
Title:		Senior Vice President

GOLF CARD HOLDING CORPORATION

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

GOLF CARD INTERNATIONAL CORP.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

GOLF CARD RESORT SERVICES, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

GSS ENTERPRISES, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

TL ENTERPRISES, INC.

By	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

VBI, INC.

By:	/s/
Name:	Mark J. Boggess
Title:	Senior Vice President

WOODALL PUBLICATIONS CORPORATION

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT

                IN WITNESS WHEREOF, each of the undersigned. (the “New Credit Parties”) hereby agrees that effective from and after the date set forth above, it shall be deemed to be a “Credit Party” under and to be bound by all of the terms, restrictions and provisions set forth in the Credit Agreement (as amended to the date hereof including the Third Amendment) .  This signature page shall be deemed a counterpart signature page to the Credit Agreement as required by Section 6.10 thereof.

CAMPING WORLD RV SALES, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

THUNDER PRESS, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

COAST MARKETING GROUP, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

POWER SPORTS MEDIA, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

RATIFICATION OF NONRECOURSE GUARANTY

The undersigned guarantor hereby acknowledges and consents to the foregoing Amendment as of the date hereof, and agrees that the Nonrecourse Guaranty and Pledge Agreement dated as of November 13, 1998 remains in full force and effect, and the undersigned confirms and ratifies all of its obligations thereunder.

AFFINITY GROUP HOLDING, INC.

By:		/s/
	Name:	Mark J. Boggess
	Title:	Senior Vice President

SIGNATURE PAGES OF AGENTS AND LENDERS

ADMINISTRATIVE AGENT

FLEET NATIONAL BANK, as Administrative Agent

By:		/s/
	Name:	Peter van der Horst
	Title:	Director

LENDER

FLEET NATIONAL BANK

By:		/s/
	Name:	Peter van der Horst
	Title:	Director

SIGNATURE PAGES OF AGENTS AND LENDERS

SYNDICATION AGENT

THE PROVIDENT BANK, as Syndication Agent

By:		/s/
	Name:	Nick Jevic
	Title:	Senior Vice President

LENDER

THE PROVIDENT BANK

By:		/s/
	Name:	Nick Jevic
	Title:	Senior Vice President

SIGNATURE PAGES OF AGENTS AND LENDERS

DOCUMENTATION AGENT

BANK ONE, KENTUCKY, NA, as Documentation Agent

By:		/s/
	Name:	Kevin Christensen
	Title:	Officer

LENDER

BANK ONE, KENTUCKY, NA

By:		/s/
	Name:	Kevin Christensen
	Title:	Officer

SIGNATURE PAGES OF AGENTS AND LENDERS

LENDER

CIBC INC.

By:		/s/
	Name:	Matthew Jones
	Title:	Managing Director as Agent

LENDER

FIRSTAR BANK N.A.

By:		/s/
	Name:	Eric A. Walker
	Title:	Vice President

LENDER

GOLDENTREE HIGH YIELD PARTNERS LP

By:

By:		/s/
	Name:	Frederick S. Haddad
	Title:	Partner

GOLDENTREE HIGH YIELD
OPPORTUNITIES I, LP

By:

By:		/s/
	Name:	Frederick S. Haddad
	Title:	Partner

LENDER

CITIZENS BANK OF MASSACHUSETTS

By:		/s/
	Name:	Peter Kirkiris
	Title:	Assistant Vice President

LENDER

ARCHIMEDES FUNDING II LTD.

By: ING Capital Advisors LLC
as Collateral Manager

By:		/s/
	Name:	Helen Y. Rhee
	Title:	Vice President & Portfolio
Manager

LENDER

KZH ING-1 LLC

By:		/s/
	Name:	Virginia Conway
	Title:	Authorized Agent

KZH ING-2 LLC

By:		/s/
	Name:	Virginia Conway
	Title:	Authorized Agent

KZH ING-3 LLC

By:		/s/
	Name:	Virginia Conway
	Title:	Authorized Agent

LENDER

BLACK DIAMOND CLO 1998-I LTD.

By:		/s/
	Name:	Alan Corkish
	Title:	Director

BLACK DIAMOND CLO 2000-I LTD.

By:		/s/
	Name:	Alan Corkish
	Title:	Director

FIRST SOURCE LOAN OBLIGATIONS TRUST

By:	First Source Financial, Inc., its Servicer and Administrator

By:		/s/
	Name:	Maureen S. Ault
	Title:	Vice President

Schedule A

Sale-Leaseback Properties

3830 Saco Road,

Bakersfield, CA 93308

14900 S. Firestone Blvd.

LaMirada, CA 90638

24901 W. Pico Canyon Road

Santa Clarita, CA 91381

5175 W. Irlo Bronson Memorial Pkwy.

Kissimmee, FL 34746

134 Beech Bend Road

Bowling Green, KY 42104

650 Three Springs Road

Bowling Green, KY 42104

3632 Highway 501

Myrtle Beach, SC 29577

2622 Music Valley Drive

Nashville, TN 37214

5880 W. 59th Ave

Arvada, Colorado  80002

2575 Vista Del Mar Drive

Ventura, CA  93001

64 Inverness Drive East

Englewood, CO 80112

Schedule 2.1

Commitments

LENDER	REVOLVING CREDIT COMMITMENT	TERM A LOAN COMMITMENT	TERM B LOAN COMMITMENT
FLEET NATIONAL BANK	$20,917,459.75	$4,662,184.83	0
THE PROVIDENT BANK	$12,832,540.25	$3,236,241.16	$4,027,947.28
BANK ONE, KENTUCKY, NA	$12,500,000.00	$3,152,377.76	0
CIBC INC.	$12,000,000.00	$1,891,426.66	0
FIRSTAR BANK, N.A.	$8,750,000.00	$2,293,294.66	0
CITIZENS BANK OF MASSACHUSETTS	$7,500,000.00	$2,417,790.40	0
GOLDENTREE HIGH YIELD PARTNERS LP	0	0	$860,381.55
GOLDENTREE HIGH YIELD OPPORTUNITIES I, LP	0	0	$3,742,989.27
KZH ING-1 LLC	0	0	$1,267,508.80
KZH ING-2 LLC	0	0	$2,112,514.66
KZH ING-3 LLC	0	0	$845,005.86
ARCHIMEDES FUNDING II, LTD.	0	0	$2,112,514.66
FIRST SOURCE LOAN OBLIGATIONS TRUST	0	0	$3,855,419.44
BLACK DIAMOND CLO 1998-1 LTD.	0	0	$2,712,423.88
BLACK DIAMOND CLO 2000-1 LTD.	0	0	$2,063,479.13
TOTAL:	$74,500,000.00	$17,653,315.47	$23,600,184.53

SCHEDULE 4.5

Real Property Assets

(i)            Owned Real Property Assets:

                  Vacant land adjacent to New Braunfels, Texas store

 (ii)          Leases, Subleases or Assignments of Leases (as Landlord or Tenant):

                A.            See attached Schedule 4.5.1 as to sites leased to CWI, Inc.

                B.            See attached Schedule 4.5.1 as to sites leased to Affinity Group, Inc.

                C.            Property:                                43646 I-94 Service Drive

                                                                                Belleville, Michigan

                                Landlord:                               AGRP of Belleville, LLC

                                Tenant:                                  CW Michigan, Inc.

SCHEDULE 4.5.1

CWI, Inc. Real Estate Leased Sites:
A.	146 East Coury Avenue
Mesa, AZ 85210

B.	4350 Central Place
Cordelia, CA 94585

C.	4435 Granite Drive
Rocklin, CA 95677

D.	151 Redlands Blvd
San Bernardino, CA 92408

E.	200 Travelers Way
San Marcos, CA 92069

F.	13575 Sycamore Ave
San Martin, CA 95046

G.	4100 Youngfield Street
Wheat Ridge, CO 80033

H	5600 Enterprise Pkwy
Ft Myers, FL 33905

I.	6102 Lazy Days Blvd
Seffner, FL 33584

J.	620 S. Woodcreek Drive
Bolingbrook, IL 60440

K.	201 Camping World Court
Bowling Green, KY 42104

L.	21200 Rogers Drive
Rogers, MN 55374

M.	1600 South Boulder Hwy
Henderson, NV 89015

N.	602 Heron Drive
Swedesboro, NJ 08085

O.	1244 Industrial Pkwy N
Brunswick, OH 44212

P.	26875 SW Boones Ferry Rd
Wilsonville, OR 97070

Q.	6209 I-35 North
Denton, TX 76205

R.	1325 E. Expressway 83
Mission, TX 78572

S.	13111 South Minuteman Dr.
Draper, UT 84020

T.	4650 16th Street E
Tacoma, WA 98424

U.	3891 IH 35 North
New Braunfels, Texas 78130

V.	290 Industrial Park Drive
Belleville, MI 48111

W.	3220 E. Irvington Road
Tucson, AZ 85714

X.	10850 B Balls Ford Road
Manassas, VA 20109

Y.	3830 Saco Road,
Bakersfield, CA 93308

Z.	14900 S. Firestone Blvd.
LaMirada, CA 90638

AA.	24901 W. Pico Canyon Road
Newhall, CA 91381

BB.	5175 W. Irlo Bronson Memorial Pkwy.
Kissimmee, FL 34746

CC.	134 Beech Bend Road
Bowling Green, KY 42104

DD.	650 Three Springs Road
Bowling Green, KY 42104

EE.	3632 Highway 501
Myrtle Beach, SC 29577

FF.	2622 Music Valley Drive
Nashville, TN 37214

GG.	5880 W. 59th Ave
Arvada, Colorado 80002

Affinity Group, Inc. Real Estate Leased Sites:

A.	2575 Vista Del Mar Drive
Ventura, CA 93001

B.	64 Inverness Drive East
Englewood, CO 80112

SCHEDULE 4.6

Disclosed Matters

(a)           None.

SCHEDULE 4.11

Management Structure of Borrower

Affinity Group, Inc.

Stephen Adams	Chairman

Joe McAdams	President and Chief Executive Officer

Michael A. Schneider	Chief Operating Officer

Mark J. Boggess	Senior Vice President and Chief Financial Officer

Michael Blumer	Senior Vice President and Chief Information Officer

Thomas Wolfe	Vice President/Corporate Controller

Kevin Altieri	Vice President/Member Services

Joseph Daquino	Vice President/Publisher

Susan Bray Dlabola	Vice President/The Good Sam Club

William E. Estes	Vice President/Trailer Life and Motor Home Magazines

Paul E. Schedler	Vice President

Laura A. James	Secretary

The following persons hold the office or offices set forth opposite their name for each of the subsidiaries of Borrower:

Stephen Adams	Chairman
Mark J. Boggess	Vice President and Chief Financial Officer

A - B Development Co.

AGI Properties of Colorado, Inc.	Partner
Affinity Group, Inc.	Managing Partner

Affinity Brokerage, Inc.

Joe McAdams	Chief Executive Officer
Mark J. Boggess	Vice President and Chief Financial Officer
Laura A. James	Secretary

Affinity Road and Travel Club, Inc.

Joe McAdams	Chief Executive Officer
Mark J. Boggess	Vice President and Chief Financial Officer
Terry C. Lusk	Secretary

AGI Properties of Colorado, Inc.

AGI Real Estate Holdings, Inc.

Golf Card Resort Services, Inc.

GSS Enterprises, Inc.

TL Enterprises, Inc.

Joseph B. McAdams	President and Chief Executive Officer
Mark J. Boggess	Vice President and Chief Financial Officer
Paul E. Schedler	Vice President
Laura A. James	Secretary

Camp Coast to Coast, Inc.

Coast Marketing Group, Inc.

Joe McAdams	Chief Executive Officer
Mark J. Boggess	Vice President and Chief Financial Officer
Paul E. Schedler	Vice President
Laura A. James	Secretary

Camping Realty, Inc.

CW Michigan, Inc.

Thomas A. Donnelly	President and Chief Executive Officer
Joe McAdams	Executive Vice President
Mark J. Boggess	Vice President and Chief Financial Officer
Dean S. Ewing	Vice President of Finance
Cynthia W. Smith	Secretary

Camping World, Inc.

Thomas A. Donnelly	President and Chief Executive Officer
Joe McAdams	Executive Vice President
Mark J. Boggess	Vice President and Chief Financial Officer
Murray S. Coker	Vice President of Marketing
Dean S. Ewing	Vice President of Finance
Cynthia W. Smith	Secretary

Camping World Insurance Services of Nevada, Inc.

Thomas A. Donnelly	President
Mark J. Boggess	Vice President and Chief Financial Officer
Dean S. Ewing	Vice President
Cynthia W. Smith	Secretary

Camping World RV Sales, Inc.

Thomas A. Donnelly	President and Chief Executive Officer
Joe McAdams	Executive Vice President
Mark J. Boggess	Vice President and Chief Financial Officer
John Mancinelli	Vice President of Dealer Development
Dean S. Ewing	Vice President of Finance
Murray S. Coker	Vice President of Marketing
Cynthia W. Smith	Secretary

CWI, Inc.

Thomas A. Donnelly	President and Chief Executive Officer
Joseph B. McAdams	Executive Vice President
Mark J. Boggess	Vice President and Chief Financial Officer
Murray S. Coker	Vice President of Marketing
Dean S. Ewing	Vice President of Finance
Steven S. Snodgrass	Vice President of Distribution
James J. Schumm	Vice President of Retail Stores
Steven L. Needham	Vice President of Merchandising
James T. Bullock	Vice President of MIS
Ronald D. Chance	Vice President of Human Resources
William T. Walker	Vice President of Real Estate
Jane Browning	Vice President of Catalog, Service and Operations
John Mancinelli	Vice President of Dealer Development
Cynthia W. Smith	Secretary

CW Texas, LP

Affinity Group, Inc.	General Partner
CWI, Inc.	Limited Partner

Ehlert Publishing Group, Inc.

Expositions Group, Inc.

Thunder Press

Power Sports Media, Inc.

Steve Hedlund	President
Joseph B. McAdams	Chief Executive Officer
Michael A. Schneider	Executive Vice President
Mark J. Boggess	Vice President and Chief Financial Officer
Paul E. Schedler	Vice President
Laura A. James	Vice President and Secretary

Golf Card Holding Corporation

Golf Card International Corp.

Bruce Hoster	President
Joseph B. McAdams	Chief Executive Officer
Mark J. Boggess	Vice President and Chief Financial Officer
Paul E. Schedler	Vice President
Laura A. James	Secretary

VBI, Inc.

Joseph B. McAdams	President and Chief Executive Officer
Michael A. Schneider	Senior Vice President and General Counsel
Mark J. Boggess	Vice President and Chief Financial Officer
Paul E. Schedler	Vice President
Laura A. James	Secretary

Woodall Publications Corporation

Joseph B. McAdams	Chief Executive Officer
Mark J. Boggess	Vice President and Chief Financial Officer
Michael A. Schneider	Vice President – Corporate Development
Paul E. Schedler	Vice President
Joseph Daquino	Vice President
William E. Estes	Vice President
Laura A. James	Secretary

SCHEDULE 4.12

Capitalization of Borrower

The authorized, issued and outstanding capital stock of the Borrower consists of 2,000 shares of Common Stock, all of which is duly and validly issued and outstanding, fully paid and non-assessable and is owned by Affinity Group Holding, Inc.

The following key executives have phantom stock agreements with the Borrower or any Restricted Subsidiary:

                                Joe McAdams

                                Mike Schneider

                                Tad Donnelly

                                Mark J. Boggess

                                Murray Coker

                                Mike Blumer

                                Paul Schedler

                                A.J. Maijala

SCHEDULE 4.13

Subsidiaries

(a)           Subsidiaries

A-B Development Co. (a general partnership)
Jurisdiction of Organization: Colorado
Partners:	Affinity Group, Inc., 1% general partner interest
	AGI Properties of Colorado, Inc., 99% general partner interest

Affinity Brokerage, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding:	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

Affinity Road and Travel Club, Inc.
Jurisdiction of Organization: Texas
Shares (authorized, issued and outstanding):
Authorized:	5,000
Issued and Outstanding	5,000
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	5,000	shares (100%)

AGI Properties of Colorado, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

AGI Real Estate Holdings, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

Camp Coast to Coast, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding	10
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	10	shares (100%)

Coast Marketing Group, Inc
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding	100
Holders (include nature of interest and percentage held):
Camp Coast to Coast, Inc	100	shares (100%)

Camping Realty, Inc.
Jurisdiction of Organization: Kentucky
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding	1,000
Holders (include nature of interest and percentage held):
CWI, Inc.	1,000	shares (100%)

Camping World, Inc.
Jurisdiction of Organization: Kentucky
Shares (authorized, issued and outstanding):
Authorized:	15,000,000
Issued and Outstanding	2,513,708
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	2,513,708	shares (100%)

Camping World Insurance Services of Nevada, Inc.
Jurisdiction of Organization: Nevada
Shares (authorized, issued and outstanding):
Authorized:	50,000
Issued and Outstanding	1,000
Holders (include nature of interest and percentage held):
CWI, Inc.	1,000	shares (100%)

Camping World RV Sales, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

	CWI, Inc.
	Jurisdiction of Organization: Kentucky
	Shares (authorized, issued and outstanding):
	Authorized:	818,007 Class A. Common Stock
		319,207 Class B. Common Stock
	Issued and Outstanding	300,000 Class A. Common Stock
		300,000 Class B. Common Stock
	Holders (include nature of interest and percentage held):
	Camping World, Inc.	600,000 shares (100%) (upon sale of the Class B shares to Affinity Group, Inc., such shares were automatically converted to Class A shares)

	CW Texas LP (a limited partnership)
	Jurisdiction of Organization: Minnesota
Partners:	Affinity Group, Inc.	General Partner (1%)
	CWI, Inc.	Limited Partner (99%)

	CW Michigan, Inc.
	Jurisdiction of Organization: Delaware
	Shares (authorized, issued and outstanding):
	Authorized:	1,000
	Issued and Outstanding	100
	Holders (include nature of interest and percentage held):
	CWI, Inc.	100	shares (100%)

	Ehlert Publishing Group, Inc.
	Jurisdiction of Organization: Minnesota
	Shares (authorized, issued and outstanding):
	Authorized:	1,500,000
	Issued and Outstanding:	107,640
	Holders (include nature of interest and percentage held):
	Affinity Group, Inc.	107,640	shares (100%)

	Expositions Group, Inc.
	Jurisdiction of Organization: Minnesota
	Shares (authorized, issued and outstanding):
	Authorized:	10,000
	Issued and Outstanding	1,000
	Holders (include nature of interest and percentage held):
	Affinity Group, Inc.	1,000	shares (100%)

Golf Card Holding Corporation
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	2,000	Common Stock
	1,000	Preferred Stock
Issued and Outstanding:	925	Common Stock
	414.884	Preferred Stock
Holders (include nature of interest and percentage held):

Affinity Group, Inc.	925 shares of Common Stock (100%), 414.884 shares of Preferred Stock (100%)

Golf Card International Corp.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	3,000
Issued and Outstanding:	1,000
Holders (include nature of interest and percentage held):
Golf Card Holding Corporation	1,000	shares (100%)

Golf Card Resort Services, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding:	100
Holders (include nature of interest and percentage held):
Golf Card International Corp.	100	shares (100%)

GSS Enterprises, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding:	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

Power Sports Media, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	3,000
Issued and Outstanding	1,000
Holders (include nature of interest and percentage held):
Ehlert Publishing Group, Inc.	1,000	shares (100%)

Thunder Press
Jurisdiction of Organization: California
Shares (authorized, issued and outstanding):
Authorized:	5,000
Issued and Outstanding	1,000
Holders (include nature of interest and percentage held):
Ehlert Publishing Group, Inc.	1,000	shares (100%)

TL Enterprises, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding:	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

VBI, Inc.
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding:	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

Woodall Publications Corporation
Jurisdiction of Organization: Delaware
Shares (authorized, issued and outstanding):
Authorized:	1,000
Issued and Outstanding:	100
Holders (include nature of interest and percentage held):
Affinity Group, Inc.	100	shares (100%)

(b)           (1)           The Credit Agreement to which this Schedule is attached and the Loan Documents referred to therein.

                (2)           The Holding Company Notes Indenture.

SCHEDULE 4.14

Material Indebtedness, Liens and Agreements

(a)	1.	Note payable in favor of Auoura Hills Partnership in the aggregate amount of $23,025 as of September 30, 2001.
	2.	Capital lease in favor of Newcourt Financial in the aggregate principal amount of $78,415 as of September 30, 2001.
	3.	Non-competition and Consulting Agreement with Keith Urry in the amount of $104,167 as of September 30, 2001.
	4.	Seller financing and earn out on Thunder Press acquisition with previous management in the amount of $512,365 as of September 30, 2001.

(b)	The liens securing the indebtedness described at item (a) 2 above.

(c)	1.	NGIC Insurance Marketing Agreements.

(d)	Phantom Stock Agreements:

	1.	Joe McAdams
	2.	Mike Schneider
	3.	Tad Donnelly
	4.	Mark J. Boggess
	5.	Murray Coker
	6.	Mike Blumer
	7.	Paul Schedler
	8.	A.J. Maijala

SCHEDULE 7.5

Investments

                (1)           Benbow Valley Resort N/R                                                        $1,249,226

                                (balance as of September 30, 2001)

SCHEDULE 7.7

Transactions with Affiliates

1.             Credit Parties advertise on outdoor advertising signs owned and operated by Adams Outdoor Advertising Limited Partnership in the ordinary course of business of such Credit Party

2.             The Borrower and its subsidiaries are parties to a Tax Sharing Agreement with AGI Holding Corp., the ultimate parent corporation of the Borrower.

3.             Employment Agreement between the Borrower and Stephen Adams dated as of August 1, 1993, as extended.

4.             Marketing Program Agreement between Affinity Bank and Affinity Group, Inc.

5.             Marketing Program Agreement between CWI, Inc. and National Alliance Insurance Company

6.             The 2001 Sale-Leaseback Transactions

SCHEDULE 7.8

Restrictive Agreements

1.             The Credit Agreement to which this Schedule is attached and the Basic Documents referred to therein.

2.             The Holding Company Notes Indenture.